UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 15, 2007, Trunkline LNG Holdings, LLC (“TLNG Holdings”), an indirect wholly-owned subsidiary of Southern Union Company (the “Company”), as borrower, and Panhandle Eastern Pipe Line Company, LP (“PEPL”) and Trunkline LNG Company, LLC (“TLNG Company”), each an indirect wholly- owned subsidiary of the Company, as guarantors, entered into and closed a $455 million unsecured term loan facility (the “Credit Facility”) with the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch (“HVB”), as administrative agent. Loan proceeds of the Credit Facility were used to repay approximately $455 million of existing indebtedness of TLNG Holdings and PEPL.

The agreement evidencing the Credit facility is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

                     Exhibit No.                          Description

10.1
Credit Agreement between Trunkline LNG Holdings, LLC, as borrower, Panhandle Eastern Pipe Line Company, LP and Trunkline LNG Company, LLC, as guarantors, the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as administrative agent, dated as of March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 21, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                        Exhibit No.                            Description
10.1
Credit Agreement between Trunkline LNG Holdings, LLC, as borrower, Panhandle Eastern Pipe Line Company, LP and Trunkline LNG Company, LLC, as guarantors, the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as administrative agent, dated as of March 15, 2007.